EXHIBIT 99.1

Rekor Systems, Inc. Reports First Quarter 2024 Financial Results

David Desharnais, President and COO, appointed as CEO; Viraj Mehta, Chief Investment Officer at Arctis Global, named Executive Director of the Board; Company Founder Robert A. Berman continues as Chairman.

Highlights:

•	Q1 2024 gross revenue increased 58% to $9.8 million as compared to $6.2 million in Q1 2023
•	Recurring revenue increased 18% to $5.0 million in Q1 2024 as compared to $4.2 million in Q1 2023
•	Closed All Traffic Data acquisition in January 2024
•	Completed a $26.4 million Public Offering in February 2024
•	Completed early redemption of Senior Secured Notes
•	Company president and COO David Desharnais appointed CEO, effective May 16, 2024
•	Viraj Mehta, Chief Investment Officer of Arctis Global, appointed Executive Director of the Board

COLUMBIA, MD – May 15, 2024 - Rekor Systems, Inc. (NASDAQ: REKR) ("Rekor" or the "Company"), a leader in developing and implementing state-of-the-art roadway intelligence technology, today disclosed financial results for the quarter ending March 31, 2024. Showing significant improvement across all key metrics, the Company maintained its year-over-year revenue growth pattern and established a foundation for future innovation and sustained financial stability. The Company also announced that its Board of Directors has appointed David Desharnais, currently President and COO, as the new CEO, and Viraj Mehta, Chief Investment Officer of Arctis Global, as an Executive Director of the Board, both effective May 16, 2024. Rekor's founder and outgoing CEO, Robert A. Berman, will continue to serve as the Chairman of the Board.

"The successful acquisition of All Traffic Data and completing a $26.4 million public offering are significant accomplishments in Q1. We remain focused on leveraging our core technologies and market leadership to advance our strategic objectives and continue delivering value to our shareholders," said Eyal Hen, CFO Rekor.

First Quarter Ended March 31, 2024 Financial Results

This section highlights the changes for the three months ended March 31, 2024, compared to the three months ended March 31, 2023.

Revenues

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The increase in revenue for the three-month period ended March 31, 2024, compared to the three months ended March 31, 2023, was primarily attributable to our acquisition of ATD. During the three months ended March 31, 2024, revenue attributable to ATD was $2,364,000.

Cost of Revenue, excluding Depreciation and Amortization

For the three months ended March 31, 2024, the cost of revenue, excluding depreciation and amortization, increased compared to the three months ended March 31, 2023, primarily due to an increase in personnel and other direct costs such as hardware that were incurred to support our increase in revenue. Additionally, $829,000 of the increase was related to our acquisition of ATD.

Loss from Operations Excluding Goodwill Impairment

The increase in operating loss for the three months ended March 31, 2024, compared to the three months ended March 31, 2023, was primarily attributable to our increased operating expenses year over year as a result of our acquisition of ATD.

Additional Key Performance Indicators and Non-GAAP Measures

Performance Obligations

As of March 31, 2024, the Company had approximately $22,912,000 in remaining performance obligations not yet satisfied or partially satisfied. This is a decrease of approximately 13%, down from $26,390,000 of remaining performance obligations as of December 31, 2023. Total performance obligations decreased over time as the contract term of the Company's long-term contracts began to near.

Total Contract Value

The total contract value of contracts won in the current period also provides us with visibility into our future operating results and cash flows from operations. The total contract value is a non-GAAP measure in which there are certain assumptions that we make when determining the total value of a contract, such as the success rate of renewal periods, cancellations, and usage estimates. For the three months ended March 31, 2024, we won contracts valued at $7,846,000, compared to $12,083,000 for contracts won for the three months ended March 31, 2023. This represents a decline of $4,237,000 or 35%, period over period, primarily related to large statewide contracts that closed in the first quarter of 2023. These multi-year contracts are still in effect in 2024.

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Adjusted Gross Profit and Adjusted Gross Margin

Adjusted Gross Margin for the three months ended March 31, 2024, decreased compared to the three months ended March 31, 2023. During the three months ended March 31, 2024, the Company had a lower mix of software sales which typically carry a higher Adjusted Gross Margin.

EBITDA and Adjusted EBITDA

The Company calculates EBITDA as net loss before interest, taxes, depreciation, and amortization. The Company calculates Adjusted EBITDA as net loss before interest, taxes, depreciation, and amortization, adjusted for (i) impairment of intangible assets, (ii) loss on extinguishment of debt, (iii) stock-based compensation, (iv) losses or gains on sales of subsidiaries, and (v) other unusual or non-recurring items. EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under accounting principles generally accepted in the U.S. ("U.S. GAAP") and should not be considered as an alternative to net earnings or cash flow from operating activities as indicators of our operating performance or as a measure of liquidity or any other measures of performance derived in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA are presented because we believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of a company's ability to service and/or incur debt. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do.

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The following table sets forth the components of the EBITDA and Adjusted EBITDA for the periods included (dollars in thousands):

Rekor has scheduled a conference call to discuss the first quarter 2024 results on Wednesday, May 15, 2024, at 4:30 P.M. (Eastern).

Any person interested in participating in the call should please dial in approximately 10 minutes prior to the start of the call using the following information:

North America: 877-407-8037/ 201-689-8037

International:

Click here for participant International Toll-Free access numbers

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=BcC5BcCM

REPLAY INFORMATION

A replay will be made available online approximately two hours following the live call for a period of two weeks. To access the replay, use the following numbers:

Replay Dial-In: 877-660-6853 / 201-612-7415

Access ID: 13746266

An archived webcast will also be available to replay this conference call directly from the Company's website under Investors, Events & Presentations.

About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ: REKR) is a leader in developing and implementing state-of-the-art roadway intelligence systems using AI-enabled computer vision and machine learning. As a pioneer in the implementation of digital infrastructure, Rekor is collecting, connecting, and organizing the world's mobility data – laying the foundation for a digitally-enabled operating system for the roadway. With our Rekor One® Roadway Intelligence Engine at the core of our technology, we aggregate and transform trillions of data points into intelligence through proprietary computer vision, machine learning, and big data analytics that power our platforms and applications. Our solutions provide actionable insights that give governments and businesses a comprehensive picture of roadways while providing a collaborative environment that drives the world to be safer, greener, and more efficient. To learn more, please visit our website: https://rekor.ai, and follow Rekor on social media on LinkedIn, X (formerly Twitter), Threads, and Facebook.

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Forward-Looking Statements

This press release and its links and attachments contain statements concerning Rekor Systems, Inc. and its future expectations, plans, and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the impact of Rekor's core suite of AI-powered technology and the size and shape of the global market for ALPR systems. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Company Contact:

Rekor Systems, Inc.

Eyal Hen

Chief Financial Officer

Phone: +1 (443) 545-7260

ehen@rekor.ai

Media & Investor Relations Contact:

Rekor Systems, Inc.

Charles Degliomini

ir@rekor.ai

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REKOR SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

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REKOR SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share data)

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